UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2020

Wireless Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	WTT	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

Acquisition of Holzworth Instrumentation Inc.

As previously disclosed on November 18, 2019 and February 4, 2020, Wireless Telecom Group, Inc. (the “Company”) entered into a Share Purchase Agreement, dated November 13, 2019, with Holzworth Instrumentation Inc., a Colorado corporation (“Holzworth”), Jason Breitbarth, Joe Koebel, and Leyla Bly (collectively, the “Sellers”), and Jason Breitbarth, as the designated representative of the Sellers, as amended by a First Amendment to Share Purchase Agreement, dated January 31, 2020 (collectively, the “Share Purchase Agreement”).

On February 7, 2020, the Company completed the acquisition (the “Acquisition”) of all of the outstanding shares of Holzworth, from the Sellers. The Acquisition was completed pursuant to the terms of the Share Purchase Agreement.

In connection with the Acquisition, the Company entered into Lock-up and Voting Agreements with each of the Sellers in the form previously disclosed on November 18, 2019 (the “Lock-up and Voting Agreements”).

Term Loan Facility

In connection with the Acquisition, on February 7, 2020, the Company, as borrower, and its subsidiaries, as guarantors, and Muzinich BDC, Inc., as lender (“Muzinich”), entered into Credit Agreement (the “Term Loan Facility”), which provides for a term loan in the principal amount of $8,400,000 (the “Initial Term Loan”). Principal payments on the Initial Term Loan are $21,000 per quarter with a balloon payment at maturity. The Term Loan bears interest at LIBOR (subject to a floor of 1.0%) plus a margin of 7.25%. The Term Loan Facility includes an upfront fee of 2.50% of the aggregate principal amount of the Initial Term Loan.

The Company may prepay the Initial Term Loan at any time. Prepayments made prior to (a) February 7, 2022 are subject to a prepayment premium in the amount of 2.0% of the prepaid principal amount and (b) February 7, 2023 are subject to a prepayment premium in the amount of 1.0% of the prepaid principal amount. The Company is required to make prepayments of the Initial Term Loan with the proceeds of certain asset dispositions, insurance recoveries and extraordinary receipts, subject to specified reinvestment rights. The Company is also required to make prepayments of the Initial Term Loan upon the issuance of certain indebtedness and to make an annual prepayment based upon the Company’s excess cash flow. Mandatory prepayments with asset sale, insurance or condemnation proceeds and excess cash flow may be made without penalty. Mandatory prepayments with the proceeds of indebtedness are subject to the same prepayment penalties as are applicable to voluntary prepayments. The maturity date for the Initial Term Loan is February 7, 2025.

The Term Loan Facility provides for an additional $11,600,000 term loan (the “Second Term Loan”) to be used for a second unannounced acquisition for which the Company has entered into a confidential, non-binding letter-of-intent (the “Additional Acquisition”). There can be no assurance that the Additional Acquisition will be completed. In the event the Additional Acquisition is completed, the Second Term Loan will be made available to the Company on the same terms and conditions as the Initial Term Loan, including interest rate, amortization schedule and financial covenants, subject to the payment of an additional upfront fee and satisfaction of customary conditions to funding.

The Term Loan Facility is secured by liens on substantially all of the Company’s and its subsidiaries’ assets including a pledge of the equity interests in the Company’s subsidiaries. The Term Loan Facility contains customary affirmative and negative covenants for a transaction of this type, including, among others, the provision of annual, quarterly and monthly financial statements and compliance certificates, maintenance of property, insurance, compliance with laws and environmental matters, restrictions on incurrence of indebtedness, granting of liens, making investments and acquisitions, paying dividends, entering into affiliate transactions and asset sales. In addition, the Company must maintain certain financial covenants typical for this type of arrangement, including a consolidated leverage ratio, a consolidated fixed charge coverage ratio and minimum liquidity of its foreign subsidiaries. The consolidated leverage ratio is defined as the ratio of total consolidated indebtedness, as defined, to consolidated EBITDA, as defined. The required leverage ratio starts at 4.75 to 1.0 for the 12 month periods ended March 31, 2020 and June 30, 2020, and decrease in various increments to 3.75 to 1.0 for the 12 months ended December 31, 2020, 2.75 to 1.0 for the 12 months ended December 31, 2021 and 2.0 to 1.0 for the 12 months ended December 31, 2022 and thereafter. The consolidated fixed charge coverage ratio is the ratio of consolidated EBITDA, as defined, less consolidated capital expenditures and cash income taxes paid to consolidated fixed charges, as defined, calculated on a twelve month basis. The consolidated fixed charge coverage ratio for the twelve month periods ended March 31, 2020, June 30 2020 and September 30, 2020 must be 1.35 to 1 and increases in various increments on a quarterly basis to 1.5 to 1.0 for the twelve month period ended December 31, 2020 and 2021, and to 1.75 to 1.0 for the 12 months ending December 31, 2022 and thereafter. Lastly, the Company must maintain minimum liquidity, defined as cash and availability under the UK borrowing base, as defined, of $1.0 million over any trailing four-week period until such time as the foreign subsidiary has positive EBITDA, as defined, for three consecutive quarters and the Holzworth deferred purchase price has been paid in full. The Term Loan Facility also provides for a number of events of default, including, among others, nonpayment, bankruptcy, inaccuracy of representations and warranties, breach of covenant, change in control, entry of final judgement or order, breach of material contracts, and as long as the Company’s consolidated leverage ratio is greater than 1.0 to 1.0 (as calculated in accordance with the terms of the Term Loan Facility), the cessation of service of any two of Tim Whelan, Michael Kandell or Daniel Monopoli as Chief Executive Officer, Chief Financial Officer or Chief Technology Officer, respectively, of the Borrower. Any exercise of remedies by Muzinich is subject to compliance with the intercreditor agreement entered into at the closing of the Term Loan Facility among the Company, Muzinich and Bank of America, N.A., as lender under the Credit Facility referenced below.

The foregoing description of the Term Loan Facility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Term Loan Facility, a copy of which the Company intends to file as an exhibit with its Annual Report on Form 10-K.

Warrant

Pursuant to the Term Loan Facility, the Company issued a Warrant, dated February 7, 2020 (the “Warrant”), to Muzinich. Under the Warrant, Muzinich has the right to purchase 266,167 shares of common stock of the Company at an exercise price of $1.3923 per share (an aggregate value of approximately $370,588), based on a 90-day volume weighted average price for shares of stock of the Company (the “Warrant Stock”). The Warrant is exercisable for an indefinite period from the date of the Warrant and may be exercised on a cashless basis. The number of shares of common stock deliverable upon exercise of the Warrant is subject to adjustment for subdivision or consolidation of shares and other standard dilutive events. In connection with the issuance of the Warrant, the Company granted Muzinich one demand registration right and piggyback registration rights with respect to the Warrant Stock, subject to certain exceptions.

The foregoing description of the Warrant does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Warrant. A copy of the Warrant is filed as Exhibit 10.1 to this Current Report on Form 8-K.

If the Additional Acquisition is consummated, the Company has agreed to issue to Muzinich at the closing of the Additional Acquisition an additional Warrant for the right to purchase 367,564 shares of common stock of the Company at an exercise price of $1.3923 per share (an aggregate value of approximately $511,765), based upon a 90-day volume weighted average price for shares of stock of the Company as of February 7, 2020 (the “Additional Warrant”). The Additional Warrant will contain the same terms and conditions as the Warrant, except that Muzinich will have only one demand registration right, subject to certain exceptions, with respect to shares of common stock of the Company issued under the Warrant and the Additional Warrant.

Amendment to Existing Credit Facility with Bank of America

Also in connection with the Acquisition, on February 7, 2020, the Company and certain of its subsidiaries (the “Borrowers”), and Bank of America, N.A. entered into Amendment No. 5 (the “Amendment”) to the Loan and Security Agreement (the “Credit Facility”). By entering into the Amendment, Holzworth, together with CommAgility Limited, became borrowers under the Credit Facility. The obligations of the Borrowers under the Credit Facility are guaranteed by Wireless Telecom Group, Ltd. CommAgility Limited and Wireless Telecom Group, Ltd. are both wholly owned subsidiaries of the Company.

The Amendment (a) effected certain modifications to the Credit Facility to accommodate the Acquisition, the Company’s incurrence of the Initial Term Loan and the granting of the related liens and security interests, (b) subject to the satisfaction of certain conditions precedent, made available to CommAgility an asset based revolving loan, subject to a borrowing base calculation applicable to CommAgility’s assets, of up to a maximum availability of $5,000,000 (the “UK Revolver Commitment”), (c) reduced the interest rate margin applicable to revolving loans made under the Credit Facility from a range of 2.75% to 3.25% to a range of 2.00% to 2.50%, based on the Borrowers’ Fixed Charge Coverage Ratio (as defined in the Credit Facility) of the most recently completed fiscal quarter, (d) extended the Revolver Termination Date to March 31, 2023 and (e) conditioned the Borrowers’ ability to make certain debt payments under the Term Loan Facility (described above) upon compliance with a liquidity test. In all other material respects, the Credit Facility remains unchanged.

Effectiveness of the Amendment was conditioned upon, among other things, the prepayment of the remaining principal balance (approximately $304,000) of the $760,000 term loan made available under the Credit Facility and the payment of a closing fee in the amount of $25,000. The Borrowers satisfied all such conditions on February 7, 2020.

Any exercise of remedies by Bank of America, N.A. under the Credit Facility is subject to compliance with the intercreditor agreement entered into at the closing of the Amendment among the Company, Muzinich, as lender under the Term Loan Facility, and Bank of America, N.A.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which the Company intends to file as an exhibit with its Annual Report on Form 10-K.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information under Item 1.01 of this Current Report on Form 8-K regarding the acquisition of Holzworth set forth under “Acquisition of Holzworth Instrumentation Inc.” is incorporated into this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

The information under Item 1.01 of this Current Report on Form 8-K regarding the entry into the Term Loan Facility set forth under “Term Loan Facility” and the entry into Amendment No. 5 to the Bank of America Credit Facility set forth under “Amendment to Existing Credit Facility with Bank of America” is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information under Item 1.01 of this Current Report on Form 8-K regarding the acquisition of Holzworth set forth under “Acquisition of Holzworth Instrumentation Inc.” is incorporated into this Item 3.02 by reference.

A portion of the purchase price for Holzworth was paid to the Sellers through the issuance of 347,319 shares of the Company’s common stock, valued at approximately $500,000 based upon a 90-day volume weighted average price for shares of stock of the Company. The shares issued to the Sellers are subject to the Lock-up and Voting Agreements. The Company relied on an exemption from registration under the Securities Act, as set forth in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, based upon (a) each Seller’s representation that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act and that the Stock Consideration received by each Seller were acquired for such Seller’s own account, and not with a view to any distribution thereof, (b) appropriate legends were affixed to the securities, and (c) the transaction not involving any public offering.

Pursuant to the Term Loan Facility, a portion of the compensation to the lender of the Term Loan Facility was the Warrant issued to Muzinich. As more fully described above, under “Warrant,” Muzinich has the right to purchase 266,167 shares of common stock of the Company at an exercise price of $1.3923 per share. The Company relied on an exemption from registration under the Securities Act, as set forth in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, based upon (a) Muzinich’s representation that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act and that the Warrant was acquired for Muzinich’s own account, and not with a view to any distribution thereof, (b) appropriate legends affixed to the warrant, and (c) the transaction not involving any public offering.

Item 8.01	Other Events.

As part of its 2020 planning process, the Company determined that demand for its Embedded Solutions signal processing hardware cards from the Company’s largest customer will be significantly reduced as compared to order levels in 2019. While the Company is encouraged by increased customer interest in the Company’s recently released 5G software based product set and its recently announced collaboration with NXP, the Company expects it will take several quarters for customers to complete performance testing of these new platforms. There can be no assurance that new product revenues will offset declines of hardware card sales in fiscal year 2020. Additionally, the Company has undertaken restructuring actions and cost reductions across all of its segments to drive efficiency and improved operating leverage. The Company intends to provide detailed 2020 estimated financial information including the impact of the Holzworth acquisition and expense reduction actions upon the completion and release of the Company’s audited 2019 financial results on March 19, 2020.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements required by this item are not being filed herewith. The Company will file the required financial statements as an amendment to this Current Report on Form 8-K within the time permitted by Item 9.01(a).

(b)	Pro Forma Financial Information

The pro forma financial information required by this item is not being filed herewith. The Company will file the required pro forma financial information as an amendment to this Current Report on Form 8-K within the time permitted by Item 9.01(b).

Exhibit No.	Description

10.1	Warrant dated February 7, 2020, by Wireless Telecom Group, Inc. in favor of Muzinich BDC, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: February 13, 2020	By:	/s/ Michael J. Kandell
Michael J Kandell
Chief Financial Officer and Corporate Secretary